SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              ----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                 October 26, 1999

                             ----------------------

                        PAREXEL International Corporation
             (Exact name of Registrant as specified in its charter)


Massachusetts                 0-27058                          04-2776269
(State or other            (Commission                      (I.R.S. Employer
jurisdiction of             File Number)                  Identification Number)
incorporation or
organization)

195 West Street, Waltham, Massachusetts                          02451
(Address of principal executive offices)                       (Zip Code)


                                 (781) 487-9900
                         (Registrant's telephone number
                              including area code)







Item 5.  Other Events

On October 26, 1999, the Company issued two press releases, copies of which are attached as Exhibit 99.1 and 99.2 to this Current Report on Form 8-K.

Item 7.           Financial Statements and Exhibits

Exhibit No.                         Exhibit

99.1              Press release of the Company dated October 26, 1999.

99.2              Press release of the Company dated October 26, 1999.

                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on this 8th day of November, 1999.


                        PAREXEL INTERNATIONAL CORPORATION

Dated November 8, 1999                      By:  /s/ William T. Sobo, Jr.
                                            William T. Sobo, Jr.
                                            Senior Vice President
                                            Chief Financial Officer
                                            Treasurer and Clerk

                                 EXHIBIT INDEX


Exhibit No.        Description

99.1               Press release of the Company dated October 26, 1999
99.2               Press release of the Company dated October 26, 1999

                                  EXHIBIT 99.1

FOR IMMEDIATE RELEASE
         www.PAREXEL.com

CONTACT:          Ethel Shepard, Public Relations
                  (781) 434-4709
                  ethel.shepard@parexel.com

                   PAREXEL ANNOUNCES CLIENT-BASED ORGANIZATION
      -- Client Research Units Formed With Global Client Accountability --

Boston, MA, October 26, 1999 - PAREXEL International Corporation (Nasdaq: PRXL) announced today the realignment of its Contract Research Services (CRS) business into discrete operating units. These units, known as Client Research Units
(CRUs), focus on the needs of specific client segments, with full operational capability tailored to the differing requirements of each segment. Each CRU, led by a general manager responsible for all CRU activity worldwide, encompasses personnel for client-focused project management, clinical monitoring and data management.

"The CRU structure is an evolution of our existing client service model, which has been very effective in providing PAREXEL customers with the highest level of customized service and worldwide development expertise," stated Josef H. von Rickenbach, Chairman and Chief Executive Officer of PAREXEL. "As we continue to innovate and build on the excellence of our core clinical research activities, this organization allows us to optimize our global resources to meet the expanding needs of our clients and positions us for client-focused growth. In addition, it positions PAREXEL to better leverage our significant scientific resources and more rapidly implement new technologies."

The realignment also includes the creation of two additional operating units designed to provide drug development and therapeutic expertise, advanced technologies and clinical trial optimization services to CRUs. The Scientific and Medical Services (SMS) Unit, led by Warren Stern, Ph.D., integrates PAREXEL's scientific and medical expertise into a single operating unit. The Advanced Technology & Informatics (ATI) Group, led by Mark A. Goldberg, M.D., focuses on applying new technologies to accelerate the clinical development process.

The SMS Unit will incorporate Medical Affairs, Medical Writing, Biostatistics, Pediatric Drug Development, Therapeutic Area Groups and the Company's Academic Alliances. An important function of this unit is to support the CRUs in designing and implementing full development programs for new compounds.

PAREXEL's ATI Group leads technology development, implementation and innovation for the CRUs. It includes a comprehensive array of technology-based services for clinical development, trial management and communications, and data management. A key component of ATI is the newly-formed e-Services group, which integrates
PAREXEL's web-based offerings including electronic data capture, patient randomization, knowledge management tools, electronic diaries, and customized trial management and communications tools. Other services within the ATI Group include medical diagnostics services, (including medical imaging and ECG), interactive voice response systems (IVRS), site services, data capture and advanced data management tools. The group is also responsible for information technology supporting clinical research applications.

This release contains "forward-looking" statements regarding future results and events, including statements regarding expected future growth and customer demand. The Company's actual future results may differ significantly from the results discussed in the forward-looking statements contained in this release. Factors that might cause such a difference include, but are not limited to risks associated with: the Company's ability to execute the realignment of the CRS business; client acceptance of the Company's realignment of the CRS business; loss or delay of large contracts; the Company's dependence on certain industries and clients; the Company's ability to manage growth and its ability to attract and retain employees; the Company's ability to complete additional acquisitions and to integrate newly acquired businesses; government regulation of certain industries and clients; competition and consolidation within the industry; the potential for significant liability to clients and third parties; the potential adverse impact of health care reform; and the effects of exchange rate fluctuations. These factors and others are discussed more fully in the section entitled "Risk Factors" of the Company's Annual Report on Form 10-K for the year ended June 30, 1999.

PAREXEL is one of the largest contract pharmaceutical outsourcing organizations in the world, providing a broad range of knowledge-based contract research, medical marketing and consulting services to the worldwide pharmaceutical, biotechnology and medical device industries. With a commitment to providing solutions that accelerate time-to-market and peak market penetration, PAREXEL has developed significant expertise in clinical trials management, data management, biostatistical analysis, medical marketing, clinical pharmacology, regulatory and medical consulting, industry training and publishing and other drug development consulting services. The Company's integrated services, therapeutic area depth and sophisticated information technology, along with its experience in global drug development and product launch services, represent key competitive strengths. Headquartered near Boston, MA, PAREXEL operates in 46 locations throughout 29 countries around the world, and has approximately 4,400 employees.

                                  EXHIBIT 99.2

FOR IMMEDIATE RELEASE                                         www.PAREXEL.com

CONTACTS:         Bill Sobo, Senior Vice President, Chief Financial Officer
                  Jill Baker, Director of Investor Relations
                  (781) 434-4118


                 PAREXEL REPORTS FIRST QUARTER FINANCIAL RESULTS

Boston, MA, October 26, 1999 - PAREXEL International Corporation (Nasdaq: PRXL) today announced its financial results for the first quarter ended September 30, 1999.

For the three months ended September 30, 1999, PAREXEL's consolidated net revenue increased 11% to $91.8 million, from $82.8 million in the prior-year quarter. Income from operations was $6.1 million, a 20.7% decrease over operating income of $7.7 million in the prior-year quarter. Net income for the quarter was $4.4 million, or $0.18 per diluted share, compared with net income of $5.5 million, or $0.22 per diluted share for the quarter ended September 30, 1998.

On a segment basis, revenues for the first quarter were $65.1 million in Contract Research Services, $15.3 million in the Consulting Group, and $11.3 million in Medical Marketing Services.

"I am pleased that PAREXEL delivered results in line with analysts' consensus estimates in the first fiscal quarter. During the quarter, we focused on redefining our strategy and realigning our core business, Contract Research Services, to more efficiently and effectively meet the needs of our clients. We believe that the actions we are taking in this key business unit will improve both operational execution and client satisfaction," said Josef von Rickenbach, Chairman and Chief Executive Officer of PAREXEL.

This release contains "forward-looking" statements regarding future results and events, including statements regarding expected future growth and customer demand. The Company's actual future results may differ significantly from the results discussed in the forward-looking statements contained in this release. Factors that might cause such a difference include, but are not limited to, risks associated with: the loss or delay of large contracts; the Company's dependence on certain industries and clients; the Company's ability to manage growth and its ability to attract and retain employees; the Company's ability to complete additional acquisitions and to integrate newly acquired businesses; government regulation of certain industries and clients; competition and consolidation within the industry; the potential for significant liability to clients and third parties; the potential adverse impact of health care reform; and the effects of exchange rate fluctuations. These factors and others are discussed more fully in the section entitled "Risk Factors" of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1999.

PAREXEL is one of the largest contract pharmaceutical outsourcing organizations in the world, providing a broad range of knowledge-based contract research, medical marketing and consulting services to the worldwide pharmaceutical, biotechnology and medical device industries. With a commitment to providing solutions that accelerate time-to-market and peak market penetration, PAREXEL has developed significant expertise in clinical trials management, data management, biostatistical analysis, medical marketing, clinical pharmacology, regulatory and medical consulting, industry training and publishing and other drug development consulting services. The Company's integrated services, therapeutic area depth and sophisticated information technology, along with its experience in global drug development and product launch services, represent key competitive strengths. Headquartered near Boston, MA, PAREXEL operates in 46 locations throughout 29 countries around the world, and has approximately 4,400 employees.


       PAREXEL International Corporation
       Consolidated Condensed Statement of Operations
       (In thousands, except per share data)

                                                                                      (Unaudited)
                                                                                   Three months ended
                                                                                       September 30,
                                                                             1999                         1998
                                                                        ----------------            -----------------
       Net revenue                                                              $91,768                      $82,835
                                                                        ----------------            -----------------

       Costs and expenses:
           Direct costs                                                          62,133                       53,737
           Selling, general and administrative                                   18,765                       17,179
           Depreciation and amortization                                          5,095                        4,242
           Facilities charge (benefit) (a)                                        (312)                     -
                                                                        ----------------            -----------------

       Income from operations                                                     6,087                        7,677

       Other income, net                                                            774                          713
                                                                        ----------------            -----------------

       Income before income taxes                                                $6,861                       $8,390
                                                                        ================            =================

       Net income                                                                $4,439                       $5,505
                                                                        ================            =================

       Earnings per common share:

       Basic                                                                      $0.18                        $0.22
       Diluted                                                                    $0.18                        $0.22

       Shares used in computing earnings per common share:

       Basic                                                                     25,153                       24,677
       Diluted                                                                   25,285                       25,097


       Consolidated Balance Sheet Information
       (In thousands)                                                        (Unaudited)
                                                                            September 30,                  June 30,
                                                                                1999                         1999
                                                                        ----------------            -----------------

       Working capital                                                         $135,511                     $132,757
       Total assets                                                             365,636                      333,565
       Stockholders' equity                                                     198,602                      192,032

        (a) Adjustment to the $2.8 million leasehold abandonment charge recorded in the June 1999 quarter, to reflect the favorable impact of a lease buyout agreement.








       PAREXEL International Corporation
       Segment Information
       ($ in thousands)

                                                                                        (Unaudited)
                                                                                     Three months ended
                                                                                        September 30,
                                                                             1999                         1998
                                                                        ----------------            -----------------
       Contract Research Services
       ------------------------------------
       Net revenue                                                              $65,093                      $55,775
       % of Total net revenue                                                       71%                          67%
       Gross profit                                                             $23,446                      $21,086
       Gross margin                                                                 36%                          38%

       Consulting Group
       ------------------------------------

       Net revenue                                                              $15,335                      $13,249
       % of Total net revenue                                                       17%                          16%
       Gross profit                                                              $3,143                       $4,156
       Gross margin                                                                 20%                          31%

       Medical Marketing Services
       ------------------------------------

       Net revenue                                                              $11,340                      $13,811
       % of Total net revenue                                                       12%                          17%
       Gross profit                                                              $3,046                       $3,856
       Gross margin                                                                 27%                          28%


       Total net revenue                                                        $91,768                      $82,835
       Total gross profit                                                       $29,635                      $29,098
       Gross margin                                                                 32%                          35%

